UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549

                                FORM 8-K

                         CURRENT REPORT PURSUANT
                      TO SECTION 13 OR 15(D) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

             Date of report (Date of earliest event reported)
                             July 15, 2010
                             -------------

                            Your Event, Inc.
         ------------------------------------------------------
         (Exact Name of Registrant as Specified in Its Charter)

                                Nevada
            ----------------------------------------------
            (State or Other Jurisdiction of Incorporation)

               000-53164                       26-1375322
       ------------------------     ---------------------------------
       (Commission File Number)     (IRS Employer Identification No.)

              7065 W. Ann Road, #130-110, Las Vegas, NV  89130
          --------------------------------------------------------
          (Address of Principal Executive Offices)      (Zip Code)

                               877-871-4552
            ----------------------------------------------------
            (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.02.   Non-Reliance on Previously Issued Financial Statements or a
             Related Audit Report or Completed Interim Review.

On July 15, 2010, Your Event, Inc. (the "Company"), received notice from Seale and Beers, CPAs, the Company's independent registered accounting firm, that the Company's financial statements for the year ended August 31, 2009, included in the Company's Form 10-K that was filed on December 1, 2009 (the "Report") contained material accounting errors.

The errors for the year ended August 31, 2009 related to a failure to accrue additional accounting services from a related party for prior periods, and was not invoiced to the Company until April 1, 2010, as the Company did not previously have sufficient cash resources available to pay for these services. This results in a correction to the August 31, 2009 year-end balance sheet to reflect an additional accrued expense of $7,667 for accounting and bookkeeping fees.

The adjustments had no effect on net loss per share. Management has discussed the matters in the Report with its independent auditors.

The Company intends to file, as promptly as practicable, amendments to its Form 10-K for the year ended August 31, 2009 to reflect the restatement.


Item 9.01.  Financial Statements And Exhibits

(d)   Exhibits

Exhibit Number     Description of Exhibit

7.1 Letter from independent accountant regarding non-reliance on a previously completed audit



                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Your Event, Inc.


Date:  July 21, 2010                   By:  /s/ Marilyn Montgomery
                                            --------------------------
                                                Marilyn Montgomery
                                                President/CFO/Director



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